Exhibit 99.1

GEN to Commercialize Jaguar Health’s Crofelemer in Turkey and Eight Neighboring Countries and Invest $2 Million in Jaguar Stock at 75% Premium to Market

Agreement terms to include payment of double-digit royalties to Jaguar on all Crofelemer products sold in the licensed territory

San Francisco, CA (March 20, 2024): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar”) today announced that it has signed a binding term sheet covering the exclusive license and commercialization agreement (“the Agreement”) for Jaguar’s novel plant-based, FDA-approved prescription drug crofelemer with Turkish specialty pharmaceutical company Gen Ilac Ve Saglik Urunleri Sanayi Ve Ticaret, A.S. (“GEN”) (GENIL.IS).

The Agreement will entail a $2 million investment by GEN in Jaguar stock at a 75% premium to the market price, payment of double-digit royalties to Jaguar on all finished crofelemer products sold in the licensed territory, and transfer pricing terms for crofelemer supplied by Jaguar. As a result of this investment, GEN will own 6.7% of the shares of Jaguar common stock outstanding as of March 18, 2024.

The Agreement will cover Jaguar’s FDA-approved indication of crofelemer (trade name Mytesi®) for HIV-related diarrhea and all potential crofelemer follow-on indications, including cancer therapy-related diarrhea – the subject of Jaguar’s placebo-controlled pivotal Phase 3 OnTarget trial, as well as the rare disease indications short bowel syndrome (SBS) and microvillus inclusion disease (MVID), and any other possible future human indications for crofelemer.

The Agreement will allow GEN to manufacture crofelemer finished product and market the drug for all above-referenced indications in Turkey, Belarus, Ukraine, Azerbaijan, Uzbekistan, Kazakhstan, Turkmenistan, Russia, and Georgia following GEN’s receipt of regulatory approval for crofelemer for these indications in these countries.

“We are very happy about the commitment Jaguar and GEN have made to enter an exclusive license and commercialization agreement,” said Lisa Conte, Jaguar's president and CEO. “This initiative underscores Jaguar’s mission and common vision with GEN to provide patients around the world with access to prescription pharmaceuticals for essential supportive care and management of neglected symptoms across multiple complicated disease states such as cancer, SBS, and MVID.”

“We are thrilled about our license and commercialization agreement for crofelemer with Jaguar,” said Abidin Gülmüş, GEN’s CEO. “GEN’s business model centers on partnering with global innovator pharmaceutical companies like Jaguar to bring therapies to our territories to serve significant unmet medical needs.”

GEN is a publicly traded (GENIL.IS) specialty pharmaceutical company headquartered in Ankara, Turkey with more than 25 years of experience. With a mission of providing solutions to unmet medical needs through innovation and partnerships, the company supplies products used in the treatment of rare diseases and disorders in neurology, endocrinology, nephrology, oncology, and hematology. GEN operates a GMP-certified production facility in Turkey and employs more than 600 people. GEN also has offices in Germany, Russia, Kazakhstan, Uzbekistan and Azerbaijan and Georgia. For more information about GEN, visit https://en.genilac.com.tr.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo Pharmaceuticals’ crofelemer drug product candidate is the subject of the OnTarget study, a pivotal Phase 3 clinical trial for preventive treatment of chemotherapy-induced overactive bowel (CIOB) in adults with cancer on targeted therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit Jaguar on LinkedIn: https://www.linkedin.com/company/jaguar-health/

Visit Jaguar on X: https://twitter.com/Jaguar_Health

Visit Jaguar on Instagram: https://www.instagram.com/jaguarhealthcommunity/

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that the Agreement will entail a $2 million investment by GEN in Jaguar stock at a 75% premium to the market price, payment of double-digit royalties to Jaguar on all finished crofelemer products sold in the territory covered by the Agreement, and transfer pricing terms for crofelemer supplied by Jaguar, the expectation that the Agreement will cover Jaguar’s FDA-approved indication of crofelemer for HIV-related diarrhea and all potential crofelemer follow-on indications, and the expectation that the Agreement will allow GEN to manufacture crofelemer finished product and market the drug for all above-referenced indications in Turkey, Belarus, Ukraine, Azerbaijan, Uzbekistan, Kazakhstan, Turkmenistan, Russia, and Georgia following GEN’s receipt of regulatory approval for crofelemer for these indications in these countries. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

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